UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 31, 2005
                        (Date of Earliest Event Reported)

                      OLYMPIC CASCADE FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


            Delaware                     001-12629              36-4128138
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)


            875 North Michigan Avenue, Suite 1560, Chicago, IL 60611
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 751-8833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

      On March 31, 2005, Steven B. Sands resigned as Chairman and a member of the Board of Directors of Olympic Cascade Financial Corporation (the "Company"), effective immediately. The Company has agreed to pay Mr. Sands the balance of his non-executive chairman compensation through December 31, 2005 and to issue to Mr. Sands or his designee three year warrants to purchase 50,000 shares of Common Stock, par value $.02 per share, at an exercise price of $1.25 per share.

      Effective March 31, 2005, the Company appointed Mark Goldwasser, as Chairman of the Board of Directors of the Company. This appointment was approved by the Board of Directors of the Company.

      Mr. Goldwasser is presently the Chief Executive Officer, President and a director of the Company.

      The information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Goldwasser is incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 27, 2005.

Item 9.01 Financial Statements and Exhibits

Exhibit
-------
10.45         Warrant issued by the Company to Triage Partners LLC dated
              April 1, 2005.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  OLYMPIC CASCADE FINANCIAL CORPORATION

                                  By: /s/ Mark Goldwasser
                                      -------------------
                                          Mark Goldwasser
                                          President and Chief Executive Officer

Dated: April 4, 2005